Exhibit A

CUSIP No. 14167L103	13G

EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Common Stock of CAREDX, Inc. is filed on behalf of each of us.

Dated: February 12, 2016

INDUSTRY VENTURES HEALTHCARE, LLC

By:	Industry Ventures Management VII, LLC
Its:	Manager

By:	/s/ Johan S. Swildens
Johan S. Swildens, its Managing Member

INDUSTRY VENTURES MANAGEMENT VII, LLC

By:	/s/ Johan S. Swildens
Johan S. Swildens, its Managing Member

JOHAN D. SWILDENS

By:	/s/ Johan S. Swildens
Johan S. Swildens